CUSIP No. 141633 10 7	13G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Care.com, Inc. is filed on behalf of each of us.

Dated: February 10, 2016

TRINITY VENTURES IX, L.P.
By its General Partner, Trinity TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TRINITY IX SIDE-BY-SIDE FUND, L.P.
By its General Partner, Trinity TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TRINITY IX ENTREPRENEURS’ FUND, L.P.
By its General Partner, Trinity TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TRINITY TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TVL MANAGEMENT CORPORATION

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Director

/s/ Lawrence K. Orr
Lawrence K. Orr

/s/ Noel J. Fenton
Noel J. Fenton

/s/ Fred Wang
Fred Wang

/s/ Augustus O. Tai
Augustus O. Tai

/s/ Ajay Chopra
Ajay Chopra

/s/ Daniel Scholnick
Daniel Scholnick

CUSIP No. 141633 10 7	13G

/s/ Patricia E. Nakache
Patricia E. Nakache